Exhibit 10.32

                          PLEDGE AND SECURITY AGREEMENT


         This PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of May 16, 1997, is entered into by SATELLITE COMPANY, LLC, a Nevada limited liability company, and GRUPO TELEVISA, S.A., a corporation (Sociedad Anonima) organized under the laws of Mexico (together, the "Debtors"), in favor of IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as Trustee under the Collateral Trust Agreement described below ("Secured Party").

                                    RECITALS

         A. The Debtors and Magellan International, Inc., a Delaware corporation ("Newco"), and Hughes Communications, Inc., a California corporation ("HCI" and, together with Newco, the "Newco Group") are parties to a Stock Contribution and Exchange Agreement, dated as of September 20, 1996.

         B. Pursuant to the Stock Contribution and Exchange Agreement, (i) the Debtors and Newco Group have entered into a Collateral Trust Agreement with Secured Party, as Trustee, dated as of May 16, 1997, under which Secured Party holds the Trust Estate therein described in trust as set forth therein (as from time to time amended, the "Collateral Trust Agreement"), and (ii) the Debtors are executing and delivering this Pledge and Security Agreement to Secured Party to hold as part of such Trust Estate.

                                    AGREEMENT

         In consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Debtors, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 Collateral Trust Agreement Definitions. The following terms shall have the meanings assigned to them in the Collateral Trust Agreement:

                       Cash Equivalents
                       Letter of Credit
                       Newco Common Stock
                       Initial Trust Estate



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                       Stock Contribution and Exchange Agreement
                       Trust Estate

         SECTION 1.2 U.C.C. Definitions. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as in effect in the State of New York on the date of the Stock Contribution and Exchange Agreement (the "Code").

         SECTION 1.3 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Agreement" means this Pledge and Security Agreement.

         "Collateral" is defined in Section 2.1.

         "Event of Default" means any of the following events: (i) a Debtor fails to pay any Secured Obligation when due, and such failure continues for 10 calendar days after either (A) it is acknowledged in writing by any Debtor or
(B) such Secured Obligation is determined to be due and payable in arbitration proceedings conducted in accordance with Section 24 of the Collateral Trust Agreement or by order of a court of competent jurisdiction; (ii) any representation or warranty made by any Debtor in the Collateral Trust Agreement or this Agreement proves to have been inaccurate in any material respect when made, and such inaccuracy continues for 30 calendar days after written notice thereof is given to the Debtors by Secured Party or by Newco Group; (iii) any Debtor fails to perform or observe any term, covenant or agreement contained in the Collateral Trust Agreement or this Agreement, and such failure continues for 30 calendar days after either (A) it is acknowledged in writing by any Debtor or
(B) such failure is determined to have occurred and such term, covenant or agreement is determined to be enforceable in arbitration proceedings conducted in accordance with Section 24 of the Collateral Trust Agreement or by order of a court of competent jurisdiction; (iv) any Debtor admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; (v) any proceeding is instituted by or against any Debtor seeking an order for relief under the United States Bankruptcy Code or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property under any law relating to bankruptcy, insolvency, liquidation or reorganization or relief of debtors and either (A) any such relief in any such proceeding is sought or consented to by it or an order for any such relief is entered against it, or (B) any such proceeding instituted against it remains undismissed and unstayed for a period of 60 calendar days; (vi) any Debtor takes any corporate action to authorize any of the actions described in clause v



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above; (vii) any provision of the Collateral Trust Agreement or this Agreement for any reason ceases to be valid and binding on any Debtor in any respect materially adverse to Secured Party or the holders of Secured Obligations, and a valid and binding reasonably equivalent substitute is not offered to Secured Party, to be held in trust as part of the Trust Estate, within 30 calendar days after written notice thereof is given to the Debtors by Secured Party or by Newco Group; (viii) any Debtor repudiates or purports to revoke or terminate, in any material respect, any of its obligations under the Collateral Trust Agreement or this Agreement, and such event continues for 10 calendar days after written notice thereof is given to the Debtors by Secured Party or by Newco Group; or (ix) the Collateral Trust Agreement and this Agreement for any reason do not create or cease to create a valid and perfected first priority security interest in any property described herein as part of the Collateral, and such event continues for 10 calendar days after written notice thereof is given to the Debtors by Secured Party or by Newco Group.

         "Lien" means any mortgage, deed of trust, lien, pledge, charge, security interest, hypothecation, assignment, deposit arrangement or encumbrance of any kind in respect of any asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital or finance lease or other title retention agreement relating to such asset.

         "Proceeds" includes (i) any and all payments, dividends, cash, options, warrants, rights, instruments and other property of any type or nature at any time received, receivable or otherwise distributed, voluntarily or involuntarily, on account of, in respect of or in replacement, substitution or exchange for any item of Collateral or upon the collection, sale, or other disposition of any item of Collateral; (ii) any and all insurance or payments under any indemnity, warranty or guaranty now or hereafter payable in respect of any item of Collateral or any proceeds thereof or any loss relating thereto;
(iii) any and all claims against any person or entity based on or in any respect relating to or arising from any item of Collateral; (iv) any and all "proceeds" of any Collateral, as the term "proceeds" is used in the Code; and (v) any and all property and interests in property acquired with or in exchange for any of the foregoing.

         "Secured Obligations" means each and all present and future indemnities, liabilities and obligations of every type and description of any or all of the Debtors at any time arising under, pursuant to or in respect of (i)
Article VIII of the Stock Contribution and Exchange Agreement, (ii) this Agreement, or (iii) the Collateral Trust Agreement (in each case whether now outstanding or hereafter arising or incurred, whether sole, joint, several, or joint and several and, in the case of each Debtor, whether owed by it or by any other Debtor) and all costs and expenses incurred by Secured Party in asserting, collecting, enforcing or protecting its security interest in any Collateral in any bankruptcy case or insolvency proceeding to which any Debtor may be party and all collection costs




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and enforcement expenses incurred by Secured Party in retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on any Collateral or otherwise exercising or enforcing any of its rights or remedies hereunder, together with Secured Party's reasonable attorneys' fees and disbursements and court costs related thereto.

         "Secured Party" means the person identified as such in the preamble to this Agreement, acting as Trustee under the Collateral Trust Agreement, and any successor Trustee thereunder.


                                   ARTICLE II
                        SECURITY INTEREST AND COLLATERAL

         SECTION 2.1 Creation of Security Interest. As security for the due and punctual payment and performance of each and all of the Secured Obligations, each Debtor hereby grants Secured Party a security interest in all right, title and interest of such Debtor in, to, under or derived from the following property (collectively, the "Collateral"), in each case whether now owned or hereafter acquired by such Debtor and wherever located:

              (a) NEWCO COMMON STOCK: 5,000,000 shares of Newco Common Stock and all other stock of Newco at any time delivered or transferred to or held by Secured Party as part of the Trust Estate;

              (b) CASH, CASH EQUIVALENTS AND OTHER ASSETS OF THE TRUST ESTATE:
    All cash, Cash Equivalents and other property of every type and description now or at any time hereafter constituting part of the Trust Estate;

              (c) INTEREST IN THE TRUST ESTATE OR UNDER THE TRUST AGREEMENT: All rights and interests of every type and description, whenever and however arising, in or to the Trust Estate or in, to or under the Collateral Trust Agreement; and

              (d) PROCEEDS: All Proceeds, except Proceeds that have been released from the Trust Estate and delivered to Contributor pursuant to the Collateral Trust Agreement.

         SECTION 2.2 Delivery of Instruments. All stock certificates, notes, bonds, debentures and other instruments constituting Collateral shall be delivered to and held by Secured Party, without any notice from or demand by Secured Party, in each case in suitable form for transfer by delivery or accompanied by duly executed instruments of


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transfer or assignments in blank or with appropriate endorsements, in form and substance satisfactory to Secured Party.

         SECTION 2.3 Further Assurances. Each Debtor will promptly (and in no event later than five days after request by Secured Party) execute and deliver, and use its reasonable and diligent best efforts to obtain from others, any and all instruments, certificated securities and documents (including, without limitation, assignments, transfer documents and transfer notices, financing statements and other lien notices), in form and substance satisfactory to Secured Party, and take all other actions which are necessary or, in the good faith judgment of Secured Party, desirable or appropriate to create, perfect, protect, or enforce Secured Party's security interests in the Collateral, to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, to protect the Collateral against the rights, claims or interests of third persons, or to effect or to assure further the purposes and provisions of this Agreement, and the Debtors will pay all costs related thereto and all reasonable expenses incurred by Secured Party in connection therewith.

         SECTION 2.4 Survival of Security Interest. Except as otherwise required by law, the security interest granted hereby shall, except as to property released from the Trust Estate and delivered to or for account of the Debtors by Secured Party pursuant to the Collateral Trust Agreement, (i) remain enforceable as security for any and all Secured Obligations, whether now outstanding or created or incurred at any future time, until all of the Secured Obligations have been indefeasibly paid, retired and discharged, and (ii) survive any sale, exchange or other disposition by a Debtor of its interest in any Collateral and remain enforceable against each transferee and subsequent owner of such interest (to the fullest extent permitted under applicable law), even if such sale, exchange or other disposition is permitted at the time under the Collateral Trust Agreement.

         SECTION 2.5 Reinstatement. If at any time any payment on any Secured Obligation is set aside, avoided, or rescinded or must otherwise be restored or returned, this Agreement and the security interest created hereby shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of any Debtor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.


                                   ARTICLE III
                     DEBTORS' REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Representations and Warranties. The Debtors represent and warrant that:

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         (a) Schedule A completely and accurately describes the cash and Newco
    Common Stock delivered to Secured Party as part of the Initial Trust Estate pursuant to the Collateral Trust Agreement.

         (b) Each Debtor's chief executive office is located at the address shown as the chief executive office on Schedule B hereto. No Debtor has any place of business within the United States. All tangible Collateral and all of each Debtor's records relating to any intangible Collateral owned by it are kept solely at such chief executive office.

         (c) No Debtor does business, or at any time during the five years preceding the date of this Agreement has done business, within the United States.

         (d) Each Debtor at all times is (or, as to any item of Collateral acquired after the date hereof, will be) the sole legal and beneficial owner of all Collateral reflected on its books and records as belonging to it and has exclusive possession and control thereof free and clear of any and all Liens, subject to the Collateral Trust Agreement and this Agreement and the interests, possession and control granted to Secured Party thereunder. No financing statement, notice of lien, mortgage, deed of trust or instrument similar in effect covering the Collateral, any portion thereof, or any proceeds thereof, exists or is on file in any public office, except as may have been filed in favor of Secured Party.

         (e) All originals of all stock certificates, notes, bonds, debentures and other instruments constituting Collateral have been delivered to Secured Party with all necessary or appropriate endorsements.

         (f) Except as set forth in Schedule C and except for the Code, no Debtor and no Collateral purported to be granted by it is subject to any requirement of law or contractual obligation which prohibits, restricts, or limits the execution, delivery or performance of this Agreement or the creation, perfection or enforcement of the security interest purported to be created hereby.

         (g) Neither Debtor has a United States federal taxpayer identification number.

         (h) Each Debtor is a corporation or limited liability company organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is duly qualified to do business and in good standing in each jurisdiction where its material assets are located or its material operations are


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    conducted, except where the failure to be so qualified could not reasonably be expected to cause a change that would be material and adverse to such Debtor.

         (i) Each Debtor has the corporate or partnership power to execute, deliver and perform its obligations under the Collateral Trust Agreement and this Agreement.

         (j) The execution, delivery and performance by each Debtor of the Collateral Trust Agreement and this Agreement (i) have been duly authorized by all necessary action of its board of directors or governing authority,
    (ii) do not contravene its certificate or articles of incorporation or by-laws or its members agreement or other governing document, and (iii) do not and will not result in or require the creation of any Lien (other than pursuant to the Collateral Trust Agreement and this Agreement) upon any of its property or assets.

         (k) No authorization or approval or other action by, and no notice to or filing with, any governmental officer, department, agency or authority is required for the due execution, delivery and performance by each Debtor of the Collateral Trust Agreement or this Agreement, except the filing of financing statements to perfect Secured Party's security interest which have been duly filed.

         (l) The Collateral Trust Agreement and this Agreement are legal, valid and binding obligations of each Debtor, enforceable against each Debtor in accordance with their respective terms, subject to laws generally affecting the enforcement of creditors' rights.

         (m) The execution, delivery and performance by each Debtor of the Collateral Trust Agreement and this Agreement (i) do and will comply with all applicable laws, (ii) do and will comply with, and do not and will not conflict with, constitute a breach of or give rise to any Lien, default, event of default or other adverse consequence under, any note, indenture, undertaking, agreement or other contractual obligation that is binding upon any Debtor or secured by or enforceable against any property of any Debtor.

         (n) Secured Party holds an enforceable and perfected first Lien in the Collateral. No other Liens are outstanding against the Collateral.


                                   ARTICLE IV
                            COVENANTS OF THE DEBTORS



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         SECTION 4.1 Covenants. Each Debtor covenants and agrees that so long as the security interest created hereby remains outstanding:

         (a) Each Debtor will deliver to Secured Party each instrument and certificated security included in the Collateral as set forth in Section 2.3.

         (b) No Debtor will (i) cause, permit or suffer any voluntary or involuntary change in its name, identity or corporate structure, or in the location of its chief executive office, or (ii) keep any tangible Collateral or any records relating to any Claim owned by it, or permit or suffer any such Collateral or records to be moved, to any other location unless (in each case) (x) Schedule B has first been appropriately supplemented with respect thereto, and (y) an appropriate financing statement has been filed in the proper office and in the proper form, and all other requisite actions have been taken, to perfect or continue the perfection (without loss of priority) of Secured Party's security interest in the Collateral.

         (c) Each Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

         (d) No Debtor will encumber, sell, exchange or otherwise dispose of any item of Collateral or any interest therein, or permit or suffer any such item to be encumbered, sold, exchanged or otherwise disposed of, unless (i) such action is permitted at the time under the Collateral Trust Agreement and (ii) the Debtors make all payments on account of the Secured Obligations required to be made therefrom, or in exchange or substitution therefor, and each Debtor takes all other actions required to be taken in connection therewith, under the Collateral Trust Agreement.

         (e) Secured Party is hereby authorized to file one or more financing statements or fixture filings, and continuations thereof and amendments thereto, relative to all or any part of the Collateral, without the signature of any Debtor where permitted by law. A copy of this Agreement may be filed as a financing statement wherever permitted by law.

         (f) Secured Party may at any time (but shall not be obligated to) (i) perform any of the obligations of any Debtor under this Agreement if such Debtor fails to perform such obligation within 30 calendar days after written demand by Secured Party and (ii) make any payments and do any other acts Secured Party may deem necessary or desirable to protect its security interest in the Collateral, including, without limitation, the right to


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    pay, purchase, contest or compromise any Lien that attaches or is asserted against any Collateral and to appear in and defend any action or proceeding relating to the Collateral, and the Debtors will promptly reimburse Secured Party for all payments made by Secured Party in doing so, together with interest thereon at the judgment rate and all costs and expenses related thereto as set forth in Section 9.10.


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                                    ARTICLE V
                   VOTING RIGHTS, DIVIDENDS AND DISTRIBUTIONS

         SECTION 5.1 Voting Rights. So long as no Event of Default has occurred and is continuing or would result from any exercise thereof, the Debtors shall have and may exercise all voting rights with respect to any and all Newco Common Stock held in the Trust Estate, except that the Debtors may not and will not act or vote in favor of any action that would be or cause an Event of Default or any event which, with the giving of notice or lapse of time (or both), would constitute an Event of Default. Upon the occurrence of an Event of Default, Secured Party may (but shall not be obligated to) suspend or terminate the Debtors' right to exercise voting rights with respect to any or all such Newco Common Stock, by giving written notice of such suspension or termination to the Debtors, and Secured Party shall thereupon have the sole right and power to exercise such voting rights.

         SECTION 5.2 Dividends, Distributions and Payments. Secured Party shall be entitled to receive and hold as part of the Trust Estate, subject to the Collateral Trust Agreement, all dividends and distributions on the Newco Common Stock, all income from Cash Equivalents and all Proceeds.


                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

         SECTION 6.1 Remedies. Upon and at any time after the occurrence of any Event of Default, and from time to time on each occasion when an Event of Default has occurred and is continuing, Secured Party may exercise and enforce each and all of the rights and remedies available to a secured party upon default under the Code or other applicable law and each and all of the following rights and remedies:

         (a) Secured Party may notify any or all account debtors and obligors on any Collateral to make payment directly to Secured Party.

         (b) Secured Party may take possession of all items of Collateral that are not then in its possession and require the person or entity in possession thereof to deliver such Collateral to Secured Party at one or more locations designated by Secured Party and reasonably convenient to it and the Debtors.

         (c) Secured Party may cause any or all Newco Common Stock and other instruments or investment securities constituting part of the Trust Estate to be transferred into Secured Party's name and exercise and


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    enforce any or all of the rights, interests, privileges and remedies of a holder against the issuer thereof, as freely and fully as if Secured Party were the absolute owner but as a secured party and as part of the Trust Estate.

         (d) Secured Party may sell or otherwise dispose of any or all of the Collateral or any part thereof in one or more parcels and from time to time in any quantity or portion and on any number of occasions, at a public sale or in a private sale or transaction, on any exchange or market or at Secured Party's offices or at any other location, for cash, on credit or for future delivery, and may enter into all contracts necessary or appropriate in connection therewith, without any notice whatsoever unless required by law, subject to the following limitations:

              (1) Secured Party may sell or otherwise dispose of Newco Common Stock held in the Trust Estate at any particular time only if the cash and the immediately realizable net liquidation value of Cash Equivalents and Letters of Credit then held in the Trust Estate are not sufficient to pay in full (i) all amounts which Secured Party is then required or has then been instructed to pay out from the Trust Estate pursuant to the Collateral Trust Agreement and (ii) all Secured Obligations which are then payable; and

              (2) Secured Party shall not sell or otherwise dispose of shares of Newco Common Stock at any particular time in excess of a number of shares (determined on a rounded-up commercially reasonable regular lot basis) the proceeds of which would be sufficient, when added to the cash and the immediately realizable net liquidation value of Cash Equivalents and Letters of Credit then held in the Trust Estate, to pay in full (i) all amounts which Secured Party is then required or has then been instructed to pay out from the Trust Estate pursuant to the Collateral Trust Agreement , (ii) all amounts which Secured Party in good faith anticipates it will be required or instructed to pay out from the Trust Estate on account of Known Liabilities and pending Tax Claims pursuant to the Collateral Trust Agreement within the next 90 calendar days (and for such purpose Secured Party may rely conclusively on a certificate as to such amounts given to Secured Party by Newco Group), and (iii) all Secured Obligations which are then payable.

    The Debtors agree that at least 10 calendar days' written notice to the Debtors of the time and place of any public sale or the time after which any private sale is to be made shall be commercially reasonable. The giving of notice of any such sale or other disposition shall not obligate Secured Party to proceed with the sale or



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    disposition, and any such sale or disposition may be postponed or adjourned from time to time, without further notice.

         (e) Secured Party may, on a royalty-free basis, use and license use of any trademark, trade name, trade style, copyright, patent or technical knowledge or process owned, held or used by any Debtor in respect of any Collateral as to which any right or remedy of Secured Party is exercised or enforced.

In addition, but without expanding the duties or limiting the rights, powers and immunities of Secured Party under this Agreement or the Collateral Trust Agreement, each holder of any Secured Obligation may exercise and enforce such rights and remedies for the collection of such Secured Obligation as may be available to it by law or agreement. Such exercise or enforcement shall not impose any obligation or liability upon Secured Party.

         SECTION 6.2 Remedies Cumulative. Secured Party may exercise and enforce each right and remedy available to it upon the occurrence of an Event of Default either before or concurrently with or after, and independently of, any exercise or enforcement of any other right or remedy of Secured Party or any holder of any Secured Obligation against any person, entity or property. All such rights and remedies shall be cumulative, and no one of them shall exclude or preclude any other.

         SECTION 6.3 Surplus; Deficiency. Any surplus proceeds of any sale or other disposition of Collateral by Secured Party remaining after all the Secured Obligations are indefeasibly paid in full and discharged shall be paid over to the Debtors or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct, except that if any contingent, unliquidated or unmatured Secured Obligation then remains outstanding, such surplus proceeds may be retained by Secured Party and held as Collateral until such time as all outstanding Secured Obligations have been determined, liquidated and indefeasibly paid in full and discharged. The Debtors shall be and remain liable for any deficiency.

         SECTION 6.4 Information Related to Collateral. If Secured Party determines to sell or otherwise dispose of any Collateral, the Debtors shall, and shall cause any person controlled by any Debtor to, furnish to Secured Party all information Secured Party may request that pertains or could pertain to the value or condition of such Collateral or would or might facilitate its sale. Secured Party may provide such information to any potential purchaser of any or all of the Collateral, subject to such confidentiality terms as the Debtors may reasonably request in writing.


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         SECTION 6.5 Sale Exempt from Registration. Secured Party shall be entitled at any such sale, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to persons who will provide assurances satisfactory to Secured Party that they may be offered and sold the Collateral to be sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable state or federal statute, and upon the consummation of any such sale, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Secured Party may solicit offers to buy the Collateral, or any part of it, from a limited number of investors deemed by Secured Party, in its commercially reasonable judgment, to meet the requirements to purchase securities under Regulation D promulgated under the Securities Act (or any other regulation of similar import). If Secured Party solicits such offers from such investors, then the acceptance by Secured Party of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of the Collateral.

         SECTION 6.6 Registration Rights. If Secured Party determines that registration of any securities constituting Collateral under the Securities Act or other applicable law is required or desirable in connection with any foreclosure sale, each Debtor will use its best efforts to assist and cooperate in all respects reasonably requested by Secured Party or Newco Group in causing such registration to become effective and to be kept effective for such time as may be reasonably necessary in the opinion of Secured Party, except that no Debtor shall be obligated under this Section 6.6 to exercise any registration rights that may be available to it with respect to Newco Common Stock.


                                   ARTICLE VII
                                THE SECURED PARTY

         SECTION 7.1 Collateral Trust Agreement Provisions. Secured Party is executing and delivering this Agreement, and accepting the security interests, rights, remedies, powers and benefits conferred upon Secured Party hereby, as Trustee under the Collateral Trust Agreement. The provisions of the Collateral Trust Agreement and all rights, powers, immunities and indemnities granted to the Trustee under the Collateral Trust Agreement shall apply in respect of such execution, delivery and acceptance and in respect of any and all actions taken or omitted by Secured Party under, in connection with or with respect to this Agreement.

         SECTION 7.2 No Liability. Secured Party makes no statement, promise, representation or warranty whatsoever, and shall have no liability whatsoever, to any holder of any Secured Obligations as to the authorization, execution, delivery, legality, enforceability or sufficiency of this Agreement or as to the creation, perfection, priority


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or enforceability of any security interest granted hereunder or as to the existence, ownership, quality, condition, value or sufficiency of any Collateral or as to any other matter whatsoever.

         SECTION 7.3 Holders Bound. Except where the consent of others may be required pursuant to the express provisions of the Collateral Trust Agreement, any modification, amendment, waiver, termination or discharge of any security interest, right, remedy, power or benefit conferred upon Secured Party hereby that is effectuated in a writing signed by Secured Party shall be binding upon all holders of Secured Obligations if it is authorized in the Collateral Trust Agreement or directed in writing by Newco Group.

         SECTION 7.4 Duty of Care. Neither Secured Party nor any director, officer, employee, attorney or agent of Secured Party shall be obligated to care for the Collateral hereunder or to collect, enforce, vote, or protect the Collateral or any rights or interests of any Debtor related thereto or to preserve or enforce any rights which any Debtor or any other Person may have against any third party, except only that Secured Party shall exercise reasonable care in physically safekeeping any item of Collateral that was delivered into Secured Party's possession. Secured Party shall be deemed to have exercised such reasonable care if the Collateral is accorded treatment substantially equal to that which Secured Party accords to its own property or if it selects, with reasonable care, a custodian or agent to hold such collateral for Secured Party's account.


                                  ARTICLE VIII
                               EXONERATION WAIVERS

         SECTION 8.1 Rights and Interests not Prejudiced, Affected or Impaired. Neither the security interests granted hereby, nor the trusts and interests created under the Collateral Trust Agreement nor any power, privilege, right or remedy of Secured Party relating thereto, nor the beneficial interest of Newco Group and other holders of Secured Obligations therein and thereunder shall at any time in any way be prejudiced, affected or impaired by any act or failure to act on the part of any of the Debtors or by any act or failure to act on the part of Secured Party or Newco Group or any other holder of Senior Secured Obligations or by any breach or default by any of them in the performance or observance of any promise, covenant or obligation enforceable by any Debtor, regardless of any knowledge thereof that Secured Party or Newco Group and any such other holder may have or otherwise be charged with.

              (a) Without in any way limiting the generality of the foregoing, Secured Party, Newco Group and each other holder of any Secured Obligations may at any time and from time to time, without the consent of or notice to any

    Debtor, without incurring any responsibility or liability to any Debtor and without in any manner prejudicing, affecting or impairing any such security interest, trust, interest, power, privilege, right or remedy or the obligations of the Debtors to Secured Party, Newco Group and the other holders of Secured Obligations:

                   (i) Make loans and advances to any one or more of the Debtors, or issue, guaranty or obtain letters of credit for account of any one or more of the Debtors or otherwise extend credit to any one or more of the Debtors, in any amount and without any limitation or restriction whatsoever, on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

                   (ii) Change the manner, place or terms of payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend, refinance, release or discharge, any Secured Obligation or any other indebtedness or liability of any of the Debtors or any agreement, guaranty, lien or obligation of any of the Debtors or any other person or entity in any manner related thereto, or otherwise amend, supplement or change in any manner any Secured Obligation or any such indebtedness or liability or any such agreement, guaranty, lien or obligation;

                   (iii) In any manner modify, transform, change, refinance, replace, reclassify, subordinate or recharacterize any such indebtedness or liability;

                   (iv) Release or discharge any guaranty or any other lien, right, remedy or claim against any person or entity;

                   (v) Take or fail to take any collateral security for any Secured Obligation or take or fail to take any action which may be necessary or appropriate to ensure that any lien upon any property securing any Secured Obligation is duly enforceable or perfected or entitled to priority as against any other lien or to ensure that any proceeds of any property subject to any lien are applied to the payment of any Secured Obligation;

                   (vi) Release, discharge or permit the lapse of any or all liens upon any property at any time securing any Secured Obligation;

                   (vii) Exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against any one or more of the Debtors or in respect of the Collateral or the Trust Estate or any other collateral security or any other person, entity or property in respect of any Secured Obligation or lien securing any Secured Obligation or any right under this Agreement or the Collateral Trust Agreement; or

                   (viii) Sell, exchange, release, foreclose upon or otherwise deal with any property that may at any time be subject to any lien securing any Secured Obligation.

              (b) No exercise, delay in exercising or failure to exercise any right arising under this Agreement or the Collateral Trust Agreement, no act or omission of Secured Party, Newco Group or any other holder of any Secured Obligation in respect of any or all of the Debtors or any other person or entity or the Collateral or the Trust Estate or any other collateral security for any Secured Obligation or any right arising under this Agreement or the Collateral Trust Agreement, no change, impairment, or suspension of any right or remedy of Secured Party, Newco Group or any other holder of any Secured Obligation, and no other act, failure to act, circumstance, occurrence or event which, but for this provision, would or could act as a release or exoneration of the obligations of any Debtor shall in any way affect, decrease, diminish or impair any of the obligations of the Debtors under this Agreement or give any Debtor or any other person or entity any recourse or defense against Secured Party, Newco Group or any other holder of Secured Obligations in respect of any security interest, trust, interest, power, privilege, right or remedy arising under this Agreement or the Collateral Trust Agreement.


                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         SECTION 9.1 Notices. All notices, requests, approvals, consents and other communications required or permitted to be made hereunder shall, except as otherwise provided, be given in the manner specified and to the addresses set forth in Section 16 of the Collateral Trust Agreement.

         SECTION 9.2 Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

         SECTION 9.3 Changes. This Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 9.4 Debtors Remain Liable. Each Debtor shall remain liable under all contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed. The exercise or enforcement by Secured Party of any of its rights and remedies under this Agreement or in respect of the Collateral shall not release any Debtor from any of its duties or obligations under any such contracts or agreements.Secured Party shall not be obligated to perform any such duties or obligations and shall not be liable for any breach thereof.

         SECTION 9.5 No Waiver. No failure by Secured Party to exercise, or delay by Secured Party in exercising, any power, right or remedy under this Agreement shall operate as a waiver thereof. No waiver by Secured Party shall be effective unless given in a writing signed by it. No waiver so given shall operate as a waiver in respect of any other matter or in respect of the same matter on a future occasion. Acceptance of or acquiescence in a course of performance in respect of this Agreement shall not waive or affect the construction or interpretation of the terms of this Agreement even if the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

         SECTION 9.6 Entire Agreement. This Agreement and the Collateral Trust Agreement are intended by the parties as a final expression of their agreement and a complete and exclusive statement of the terms and conditions related to the subject matter thereof.

         SECTION 9.7 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in any other application, shall not be in any way affected or impaired thereby and such other provisions and applications shall be enforceable to the fullest extent lawful.

         SECTION 9.8 Power of Attorney. Each Debtor hereby appoints and constitutes Secured Party or any delegate, nominee or agent acting for Secured Party as such Debtor's attorney-in-fact with the power and authority (but not the duty), in the name of such Debtor or in the name of Secured Party or such delegate, nominee or agent, to (i) execute, deliver and file such financing statements, agreements, deeds and writings as such Debtor is required to execute, deliver or file hereunder, (ii) endorse, collect or transfer any item of Collateral which such Debtor is required to endorse, collect or transfer hereunder or which Secured Party is permitted to endorse, collect or transfer hereunder, (iii) make any payments or take any action under
Section 2.3 or Section 4.1(f), (iv) take any other action required of such Debtor or permitted to Secured Party hereunder, and (v) take any action reasonably necessary or incidental to any of the foregoing. This power of attorney is coupled with an interest and is irrevocable as to the Debtors. Secured Party shall have no duty whatsoever to exercise any power herein granted it.

         SECTION 9.9 Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

         SECTION 9.10 Costs and Expenses; Indemnification. The Debtors hereby agree (i) to pay or reimburse Secured Party for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and court costs) incurred in connection with or as a result of the exercise or enforcement by Secured Party of any right or remedy available to it or the protection or enforcement of Secured Party's interest in the Collateral in any bankruptcy case or insolvency proceeding and (ii) to indemnify Secured Party for, and defend and hold it harmless against, any loss, liability or expense incurred by it in connection with its entering into this Agreement or carrying out any of its duties or exercising any of its rights hereunder, on the terms and subject to the limitations set forth in Section 14 of the Collateral Trust Agreement.

         SECTION 9.11 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; LIMITATION OF LIABILITY; WAIVER OF BOND.

         (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE SECURITY INTERESTS HEREUNDER IN RESPECT OF ANY PARTICULAR COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         (b) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY

    OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS MAY BE MADE BY ANY MEANS PERMITTED BY NEW YORK LAW.

         (c) WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE COLLATERAL TRUST AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, AND AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE COLLATERAL TRUST AGREEMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE COLLATERAL TRUST AGREEMENT.

         (d) LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY THE DEBTORS AGAINST SECURED PARTY OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF SECURED PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM (WHETHER BASED UPON BREACH OF CONTRACT, TORT, BREACH OF STATUTORY DUTY OR ANY OTHER THEORY OF LIABILITY) ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE DEBTORS HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT NOW ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN THEIR FAVOR.

         (e) WAIVER OF BOND. THE DEBTORS WAIVE THE POSTING OF ANY BOND OTHERWISE REQUIRED OF SECURED PARTY IN CONNECTION WITH THE ENFORCEMENT OF ANY OF ITS REMEDIES HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY ORDER OR WRIT FOR REPLEVIN OR DELIVERY OF POSSESSION OF ANY COLLATERAL.

         SECTION 9.12 Successors and Assigns. This Agreement is binding upon and enforceable against the Debtors and their respective successors and assigns. It shall inure to the benefit of and may be enforced by Secured Party and its successors and assigns, for the benefit of Newco Group and each and every other person or entity which at any time holds or is entitled to enforce any of the Secured Obligations and each of their respective heirs, representatives, successors and assigns. Secured Party reserves the right to resign as Trustee under the Collateral Trust Agreement, in the manner and with the effect set forth in Section 13(f) and 13(g) thereof.

         SECTION 9.13 Joint and Several Obligation. This Agreement and the security interest granted by each Debtor hereunder and all obligations of each Debtor hereunder shall be the joint and several obligation of each Debtor and may be freely enforced against each Debtor for the full amount of the Secured Obligations, without regard to whether enforcement is sought or available against any other Debtor.


                           [intentionally left blank]

         IN WITNESS WHEREOF, the parties have caused this Pledge and Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                         SATELLITE COMPANY, LLC,
                                          a Nevada limited liability company

                                         By:/s/Jorge Suarez Barbosa
                                            ------------------------------
                                            Name: Jorge Suarez Barbosa
                                            Title:



                                         GRUPO TELEVISA, S.A.,
                                          a corporation (Sociedad Anonima)
                                          organized under the laws of Mexico

                                         By:/s/Raul Lopez Martinez
                                            ------------------------------
                                            Name: Raul Lopez Martinez
                                            Title:

                                         IBJ SCHRODER BANK & TRUST COMPANY
                                           a corporation, as Trustee

                                         By:/s/Signature Illegible
                                            ------------------------------
                                            Title: Assistant Vice President

                               Index of Schedules


              A         Description of the Collateral

              B         Location of Chief Executive Office; Other Locations

              C         Restrictions Section 3.1(f)


                                       S-2